Exhibit 4.3

BIOPHARMX CORPORATION

SUBSCRIPTION AGREEMENT

As of October 24, 2014

Mr. James Pekarsky

Chief Executive Officer

BioPharmX Corporation

1098 Hamilton Court

Menlo Park, California 94025

1.     Subscription.

(a)              The undersigned subscriber (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of shares (the “Shares”) of the Company’s Series A preferred stock, par value $.001 per share (“Series A Preferred Stock”), with the powers, preferences, rights, qualifications, limitations and restrictions as set forth in the certificate of designations in the form of Exhibit A hereto (the “Certificate of Designations”), set forth on the signature page hereto from BioPharmX Corporation, a Delaware corporation (the “Company”) for the purchase price of $1.85 per share in connection with the Company’s offering of up to $8,000,000 in Series A Preferred Stock together with the right to receive warrants for no additional consideration (the “Offering”), in the form of Exhibit B hereto, granting subscriber the right to purchase a number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) equal to fifty percent (50%) of the number of shares of Common Stock into which the Shares are convertible (such warrants, the “Warrants;” together with the Series A Preferred Stock, the “Securities”). The Warrants will have an initial exercise price equal to $3.70 per share and shall be exercisable for a three (3) year period. In addition, the Shares and shares issuable upon exercise of the Warrants (the “Warrant Shares”) shall have the registration rights as provided in Section 4 hereof. In addition, Subscriber agrees to enter into the Investor Rights Agreement (the “Investor Rights Agreement”), in the form of Exhibit C hereto, granting the Subscriber additional rights from the Company and certain of its shareholders.

This Subscription Agreement and the Investor Rights Agreement (the “Subscription Agreement”) together with the Exhibits and Schedules thereto constitute the “Offering Documents.”

This subscription is based solely upon the information provided in the Offering Documents and upon the Subscriber’s own investigation as to the merits and risks of this investment. The Subscriber shall deliver herewith duly executed copies of the signature pages to the following documents: (i) the Subscription Agreement, and (ii) the Accredited Investor Questionnaire.

The Offering may be consummated at more than one closing to occur on a date as may be determined by the Company. Each such closing is referred to as a “Closing” and the date of each such Closing is referred to as the “Closing Date.” A final Closing shall be held by the Company on or before September 30, 2014”), which can be extended up to October 15, 2014 by the Company’s board of directors (the “Final Closing Date”). At each Closing with respect to the Shares subscribed for hereby and accepted by the Company, the Company shall deliver to the Subscriber, the stock certificate for the Shares and the Warrants certificate. If the Company does not accept this subscription, in whole or in part, it will promptly refund to the Subscriber, without deduction therefrom, any subscription payment received from the Subscriber for the Shares, the subscription for which was not accepted by the Company.

(b)              Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of Shares from the Company set forth on the signature page hereof, and when this Agreement is accepted and executed by the Company, the Company agrees to issue such Shares and Warrants to the Subscriber. The subscription price is payable by wire transfer pursuant to the following wire instructions.

WIRING INSTRUCTIONS

Bank’s Name and Address:

Account #:
ABA Routing #:
SWIFT:
Account Title:

2.              Subscriber Representations, Warranties and Agreements.  The Subscriber hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Subscriber in order to comply with federal and state securities laws):

(a)                   In connection with this subscription, the Subscriber has read this Subscription Agreement and the other Offering Documents. The Subscriber acknowledges that this Subscription Agreement is not intended to set forth all of the information which might be deemed pertinent by an investor who is considering an investment in the Securities. It being the responsibility of Subscriber (i) to determine what additional information he desires to obtain in evaluating this investment and (ii) to obtain such information from the Company.

(b)                   THIS OFFERING IS LIMITED TO PERSONS WHO ARE “ACCREDITED INVESTORS,” AS THAT TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND

WHO HAVE THE FINANCIAL MEANS AND THE BUSINESS, FINANCIAL AND INVESTMENT EXPERIENCE AND ACUMEN TO CONDUCT AN INVESTIGATION AS TO, AND TO EVALUATE, THE MERITS AND RISKS OF THIS INVESTMENT. THE SUBSCRIBER HEREBY REPRESENTS THAT HE HAS READ, IS FAMILIAR WITH AND UNDERSTANDS RULE 501 OF REGULATION D UNDER THE ACT. THE SUBSCRIBER IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) OF REGULATION D.

(c)                    The Subscriber has had full access to all the information which the Subscriber (or the Subscriber’s advisor) considers necessary or appropriate to make an informed decision with respect to the Subscriber’s investment in the Securities. The Subscriber acknowledges that the Company has made available to the Subscriber and the Subscriber’s advisors the opportunity to examine and copy any contract, matter or information which the Subscriber considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligations, corporate books and records, budgets, business plans of and other matters relevant to the Company. To the extent the Subscriber has not sought information regarding any particular matter, the Subscriber represents that he or she had and has no interest in doing so and that such matters are not material to the Subscriber in connection with this investment.

(d)                   The Subscriber understands that the offering of the Securities has not been registered under the Securities Act, in reliance on an exemption for private offerings provided pursuant to Section 4(2) of the Securities Act and that, as a result, the Securities, as well as the securities issuable upon conversion of the Securities as set forth in the Certificate of Designations and the Warrants certificate and the securities issuable in connection with such securities (collectively, the “Conversion Securities”), will be “restricted securities” as that term is defined in Rule 144 under the Securities Act and, accordingly, under Rule 144 as currently in effect, that the Securities or the Conversion Securities must be held until the latest of (i) at least six (6) months after the investment has been made (or indefinitely if the Subscriber is deemed an “affiliate” within the meaning of such rule), or (ii) January 23, 2015, one year from the closing of the reverse acquisition transaction, unless the Securities or Conversion Securities are subsequently registered under the Securities Act and qualified under any other applicable securities law or exemptions from such registration and qualification are available. The Subscriber understands that except as set forth in Section 4 hereof the Company is under no obligation to register the Securities under the Securities Act or to register or qualify the Securities under any other applicable securities law, or to comply with any other exemption under the Securities Act or any other securities law, and that the Subscriber has no right to require such registration.

(e)                    The Subscriber is empowered and duly authorized to enter into this Subscription Agreement which constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms; and the person signing this

Subscription Agreement on behalf of the Subscriber is empowered and duly authorized to do so.

(f)                     The Subscriber has liquid assets sufficient to assure that the purchase price of the Securities will cause no undue financial difficulties and that, after purchasing the Securities the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies; the Subscriber is able to bear the risk of illiquidity and the risk of a complete loss of this investment.

(g)                   The information in any documents delivered by the Subscriber in connection with this subscription, including, but not limited to the Investor Questionnaire, is true, correct and complete in all respects as of the date hereof. The Subscriber agrees promptly to notify the Company in writing of any change in such information after the date hereof.

(h)                   The offering and sale of the Securities to the Subscriber were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

(i)                      The Subscriber recognizes that an investment in the Securities involves significant risks. The Subscriber has read and understands such risks and that such risks, and others, can result in the loss of the Subscriber’s entire investment in the Securities.

3.              Representations, Warranties and Covenants of the Company. As a material inducement of the Subscribers to enter into this Subscription Agreement and subscribe for the Securities, the Company represents and warrants to the Subscriber, as of the date hereof, as follows:

(a)                   Organization and Standing. The Company is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware, has full power to carry on its business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect on the Company. “Material Adverse Effect” means any circumstance, change in, or effect on the Company that, individually or in the aggregate with any other similar circumstances, changes in, or effects on, the Company taken as a whole: (i) is, or is reasonably expected to be, materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company taken as a whole, or (ii) is reasonably expected to adversely affect the ability of the Company to operate or conduct the Company’s business in the manner in which it is currently operated or conducted or proposed to be operated or conducted by the Company; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a

Material Adverse Effect: (i) any change, event, state of facts or development generally affecting the general political, economic or business conditions of the United States; (ii) any change, event, state of facts or development generally affecting the medical device industry; (iii) any change, event, state of facts or development arising from or relating to compliance with the terms of this Subscription Agreement; (iv) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions; (v) changes in laws or the U.S. generally accepted accounting principles (“GAAP”) after date hereof or interpretation thereof; or (vi) any matter set forth in the Offering Documents or the Schedules or Exhibits thereto.

(b)                   Subsidiaries. Except for BiopharmX Inc., a Nevada corporation, as of the date herein, the Company does not own or control any subsidiaries. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(c)                    Authority. The execution, delivery and performance of this Subscription Agreement and the other Offering Documents by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. Each of the documents contained in the Offering Documents has been (or upon delivery will be) duly executed by the Company, is or, when delivered in accordance with the terms hereof, will constitute, assuming due authorization, execution and delivery by each of the parties thereto, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)                   No Conflict. The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby do not (i) violate or conflict with the Company’s Certificate of Incorporation, By-laws or other organizational documents, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, or (iii) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a Material Adverse Effect on the Company. This Subscription Agreement when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

(e)                    Authorization.  Issuance of the Securities to Subscriber has been duly authorized by all necessary corporate actions of the Company.

(f)                     Litigation and Other Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any court or Federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Company. The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Company.

(g)                   Use of Proceeds.  The proceeds of this Offering and sale of the Securities, net of payment of placement expenses, will be used by the Company for working capital and general corporate purposes.

(h)                   Consents/Approvals.  No consents, filings (other than Federal and state securities filings relating to the issuance of the Securities pursuant to applicable exemptions from registration, which the Company hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Subscription Agreement which have not already been obtained or made or will be made in a timely manner following the initial Closing.

(i)                      Placement Agents.  The Company may engage finders, brokers or placement agents in connection with the transactions contemplated hereby and pay to such brokers fees not to exceed ten (10) percent of the gross proceeds of the Offering and shares of Common Stock representing ten (10) percent of shares of Common Stock sold in the Offering.

(j)                      Capitalization.  A capitalization table illustrating the authorized and outstanding capital stock of the Company as of the date hereof is attached as Schedule 3(j). All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and non-assessable. As of the date hereof, except as disclosed in Schedule 3(j), and except for Securities issued in the Offering (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (iv) except for its obligations under Section 4 of this Agreement, there are no agreements or arrangements under which the

Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, and (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or exercise of the Securities as described in this Subscription Agreement. The Company has furnished to the Subscriber true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. Schedule 3(j) also lists all outstanding debt of the Company with sufficient detail acceptable to Subscriber.

(k)                   Intellectual Property Rights.  The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its businesses as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

(l)                      Disclosure.  No representation or warranty by the Company in this Subscription Agreement, the other Offering Documents, nor in any certificate, Schedule or Exhibit delivered or to be delivered pursuant to this Subscription Agreement or the other Offering Documents: contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company at the time of the execution of this Subscription Agreement and at each Closing, there is no information concerning the Company which has not heretofore been disclosed to the Subscribers that would have a Material Adverse Effect.

(m)          Title.  The Company has good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects.

(n)              Tax Status.  The Company has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects. The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with GAAP, and except where the failure to do so would not constitute a Material Adverse Effect on the Company.

(o)              Compliance with Laws.  The business of the Company has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

(p)              Restrictions on Business Activities.  There is no judgment, order, decree, writ or injunction binding upon the Company or any subsidiary or, to the knowledge of the Company or any subsidiary, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any subsidiary, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

(r)               Issuances.  The Company’s common stock issuable upon conversion of the Shares and exercise of Warrants will be validly issued, fully paid and nonassessable.

(s)                USA PATRIOT Act and Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001) (the “USA PATRIOT Act”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws or USA PATRIOT Act is pending or, to the best knowledge of the Company, threatened.

(t)                 For twelve months after the Closing, the Subscribers that have subscribed for at least $500,000 of the Shares shall have the right to purchase on a pro-rata basis up to an aggregate of 50% of the securities offered by the Company in any subsequent offering (the “Follow-On Financing”) upon the same terms as offered to all other offerees. The Subscribers shall be given not less than ten days prior written notice (the “Notice of Sale”) of any proposed Follow-On Financing and shall have the right during the ten days following receipt of the Notice of Sale to purchase the securities offered in the Follow-On Financing.

(u)              Within 12 months after the first Closing, the Company shall increase the number of the directors of the Company to 5, including the current directors, and the Board of Directors shall appoint at least one director qualifying as an audit committee financial expert, as defined in Item 407(d)(5)(i) of Regulation S-K, and two directors qualifying as independent directors pursuant to the definition of “independent director” under the Rules of NASDAQ, Marketplace Rule 5605(a)(2).

(v)              For sixty (60) days after the date hereof, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Subscriber, the Company shall notify the Subscriber of such additional or more favorable term and such term, at Subscriber’s option, shall become a part of the transaction documents with the Subscriber. The types of terms contained in another security that may be more favorable to the holder of such security shall not include any rights to representation on the Company’s board of directors.

(W)        The Subscribers shall purchase $2,000,000 of the Shares, on basis before Adjustments for Subdivisions, Combinations or Consolidations of Common Stock, at the per share price of $1.85 upon the earlier of the Company receiving revenues for Violet of $2,000,000 (the “Milestone”) or upon immediate Qualifying Listing, provided that the Subscribers will have no rights to receive Warrants in connection with the purchase of such Shares. Within fifteen (15) business days after the written notice and verifiable evidence of the Milestone is provided by the Company, the Subscribers shall remit funds to the Company for the $2,000,000 of Shares.

Section 4.                                          Registration Rights.

(a)              Registration Rights.

(i)                 If at any time following the approval of the Common Stock for listing on the NASDAQ or NYSE, (a) there is no effective Registration Statement with respect to shares of Common Stock underlying the Series A Preferred Stock and the Warrant Shares (the “Registrable Shares”) and (b) not all of the outstanding Registrable Shares may be sold without registration pursuant to Rule 144 under the Securities Act, then Subscribers that at the time of the written demand (directly or with their affiliates) hold the Registrable Shares representing more than 50% of the Registrable Shares then outstanding (individually, a “Demanding Holder” and collectively, the “Demanding Holders”), may make a written demand for registration (a “Demand Registration” and the registration statement to be filed pursuant to such Demand Registration, the “Demand Registration Statement”) under the Securities Act of the sale of all or part of its Registrable Shares. Any request for a Demand Registration shall specify the number of shares (or other amount) of Registrable Shares proposed to be sold and the intended method(s) of distribution thereof (such written demand, the “Demand Notice”). The Company will notify the Subscribers other than the Demanding Holder of the Demand Registration (each such Holder including Shares of its Registrable Shares in such registration, a “Participating Holder”) as soon as practicable, and each such other Holder who wishes to include all or a portion of its

Registrable Shares of the type that are the subject of the Demand Registration Statement proposed to be filed in such Demand Registration Statement shall so notify the Company within fifteen (15) days after receipt of such notice (the “Demanding Subscribers’ Deadline”). The Company shall use its best efforts to file such Demand Registration Statement within forty five (45) days (the “Required Filing Date”) after receiving the Demand Notice, and use its best efforts to have the Demand Registration Statement declared effective by the U.S. Securities and Exchange Commission, not later than ninety (90) days after the Required Filing Date.

(ii)             The Company will pay all expenses associated with the registration, including, without limitation, filing and printing fees, accounting fees and expenses, costs, if any, associated with clearing the Registrable Securities for sale under applicable state securities laws.

(b)              Subscriber Information. Each Subscriber shall (A) furnish to the Company such information regarding itself, the Registrable Securities, other securities of the Company held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect and maintain the effectiveness of the Registration Statement, (B) execute such documents in connection with the Registration Statement as the Company may reasonably request and (C) discontinue disposition of Registrable Securities pursuant to any registration statement upon notice from the Company of (x) the issuance of any stop order or other suspension of effectiveness of the Registration Statement by the Commission, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction by the applicable regulatory authorities or (y) the happening of any eventafter becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (z) the failure of the prospectus included in the Registration Statement, as then in effect, to comply with the requirements of the Securities Act until the Subscriber’s receipt of a supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

(c)               Indemnification.

(i)                 In the event any Registrable Securities are included in the Registration Statement under this Section 4, to the extent permitted by law, the Company will indemnify and hold harmless each of the Subscribers (including their officers, directors, members and partners), any underwriter (as defined in the Securities Act) for the Subscribers and each person, if any, who controls such Subscriber or underwriter within the meaning of the Securities Act or the Exchange Act (each a “Subscriber Indemnified Person”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law (“Claims”), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Subscriber Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claim; provided, however, that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Subscriber Indemnified Person for any such Claim to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Subscriber Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Subscriber Indemnified Person and shall survive the transfer of the Registrable Securities by the Subscribers.

(ii)             In the event any Registrable Securities are included in the Registration Statement under this Section 4 to the extent permitted by law, each Subscriber shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 4, the Company, each of its directors, each of its officers who signs the registration statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (each, a “Company Indemnified Person”), against any Claim, insofar as such Claims arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Subscriber expressly for use in the Registration Statement; and, subject to Section 4, such Subscriber will reimburse any legal or other expenses reasonably incurred by any Company Indemnified Person in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the indemnifying Subscriber, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Subscribers.

(iii)         Promptly after receipt by a Subscriber Indemnified Person or Company Indemnified Person (each, an “Indemnified Person”) under this Section 4 of notice of a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall, by giving written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Claim, have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Subscriber Indemnified Person or Company Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the case of any Company Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the holders holding at least a majority in interest of the Registrable Securities included in the registration statement to which the Claim relates. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a full and general release from all liability in respect to such Claim or litigation, and such settlement (a) shall provide for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) shall not include any finding or admission as to fault on the part of the Indemnified Person and (c) shall have no effect on any other claims that may be made against the Indemnified Party.

Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 4, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

5.              Legends. The Subscriber understands and agrees that the Company will cause any necessary legends to be placed upon any instruments(s) evidencing ownership of the Securities, together with any other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Company.

6.              General Provisions.

(a)              Confidentiality. The Subscriber covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Subscriber may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Subscriber in connection with this offering or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by the Subscriber; provided, however, that a Subscriber may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Subscriber’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto, (ii) if such information becomes generally available to the public through no fault of the Subscriber, or (iii) if such disclosure is required by applicable law or judicial order.

(b)              Successors. The covenants, representations and warranties contained in this Subscription Agreement shall be binding on the Subscriber’s and the Company’s heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company. The rights and obligations of this Subscription Agreement may not be assigned by any party without the prior written consent of the other party.

(c)               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

(d)              Execution by Facsimile. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

(e)               Governing Law and Jurisdiction. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions. Any legal action or proceeding arising out of or relating to this Subscription Agreement and/or the other Offering Documents may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Subscription Agreement and/or the other Offering Documents and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(f)              (i)   Indemnification Generally. The Company, on the one hand, and the Subscriber, on the other hand (for the purpose of this Section 6(f) only, each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing. Notwithstanding any provision herein to the contrary, the indemnification obligation of any Subscriber shall be limited to the investment amount in the Shares purchased by said Subscriber, except to the extent that such indemnification obligation relates to a breach of Section 2(b).

(ii)          Indemnification Procedures. Each person entitled to indemnification under this Section 6 (for the purpose of this Section 6(f) only, an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 6 of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

g.              Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall subsequently designate in writing to the other party):

(i)                           if to the Issuer:

BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025
Attn: Mr. James Pekarsky
Facsimile: (650) 900-4130

(ii)                        if to the Subscriber to the address set forth next to its name on the signature page hereto.

h.              Entire Agreement. This Subscription Agreement (including the Exhibits attached hereto) and other Offering Documents delivered at a Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

i.                 Amendment; Waiver. This Subscription Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the holders of not less than a majority of the Shares at the time such consent is sought. No failure to exercise, and no delay in exercising, any right, power or privilege under this Subscription Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Subscription Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

j.                 No Impairment. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any subsidiary to take or permit any action that materially impairs or adversely affects the rights of the Subscribers under the this Agreement or any of the other Offering Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has executed this Subscription Agreement as of the date first written above.

BIOPHARMX CORPORATION

By:	/s/ James Pekarsky
Name: James Pekarsky
Title: Chief Executive Officer

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY
CONFIDENTIAL

DOLLAR AMOUNT INVESTED: $1,000,000 UPON SIGNING, $2,000,000 UPON MEETING THE MILESTONE IN SECTION 3 (W)

NUMBER OF SHARES: 540,541 UPON SIGNING, 1,081,082 UPON MILESTONE IN SECTION 3 (W)

NUMBER OF WARRANTS: 270,270 UPON SIGNING

NAME IN WHICH SHARES AND WARRANT SHOULD BE ISSUED: KIP OVERSEAS EXPANSION PLATFORM FUND

AMOUNT INVESTED TO BE SENT VIA:  ☐ Check (enclosed) ☒ Wire

Address Information

For individual subscribers this address should be the Subscriber’s primary legal residence. For entities other than individual subscribers, please provide address information for the entities primary place of business. Information regarding a joint subscriber should be included in the column at right.

10F ASEM Tower, 517 Yeongdong-daero
Legal Address	Legal Address

Gangnam-gu, Seoul, 135-798 Republic of Korea
City, State, and Zip Code, Country	City, State, and Zip Code, Country

Alternate Address Information

Subscribers who wish to receive correspondence at an address other than the address listed above should complete the Alternate Address section on the following page.

N/A
Tax ID # or Social Security #	Tax ID # or Social Security #

AGREED AND SUBSCRIBED		AGREED AND SUBSCRIBED
This day of , 2014		SIGNATURE OF JOINT SUBSCRIBER (if any)

By:	/s/ Baek Yer Hyun	This day of , 2014
Name: BAEK YER HYUN		By:
Title (if any):		Name:
Title (if any):
KIP Overseas Expansion Platform Fund
Subscriber Name (Typed or Printed)		Additional Subscriber Name (Typed or Printed)

ACCEPTED:

BIOPHARMX CORPORATION

By:	/s/ James Pekarsky
Name: James Pekarsky
Title: Chief Executive Officer

Date of Acceptance:	24 Oct. 2014

Alternate Address Information (if applicable)

Alternate Address for Correspondence	Alternate Address for Correspondence

City, State and Zip Code	City, State and Zip Code

Telephone	Telephone

Facsimile	Facsimile

Tax ID # or Social Security #	Tax ID # or Social Security #

CERTIFICATE OF SIGNATORY

(To be completed if the Shares are
being subscribed for by an entity)

I, BAEK YER HYUN, am the CEO of KIP Overseas Expansion Platform Fund (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this 24 day of October 2014.

/s/ Baek Yer Hyun
(Signature)

March 31, 2015

BIOPHARMX CORPORATION

AMENDMENT NO. 1 TO

SUBSCRIPTION AGREEMENT

AND

VOTING RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT (“Subscription Agreement Amendment”) amends that certain Subscription Agreement by and between the Company and Korea Investment Partners Overseas Expansion Fund (“KIP”) (“KIP Subscription Agreement”), and this AMENDMENT NO. 1 TO VOTING RIGHTS AGREEMENT (“Voting Rights Amendment” and, together with the Subscription Agreement Amendment, the “Amendments”) amends that certain Voting Rights Agreement by and between the KIP and each of the Stockholders listed on Schedule I thereto (“KIP Voting Agreement”), each dated as of October 24, 2014.

The capitalized terms not otherwise defined herein have the respective meanings given to them in the KIP Subscription Agreement or the KIP Voting Agreement, as applicable.

RECITALS

WHEREAS, the Company wishes to complete a Qualifying Listing (as defined in that certain Investors Rights Agreement, dated as of October 24, 2014, by and among the Company, Senior Management and KIP).

WHEREAS, while the Company entered into subscription agreements in substantially the form of the KIP Subscription Agreement with other purchasers of the Company’s Series A Preferred Stock (“Series A Preferred Stock”), Section 3(W) of the KIP Subscription Agreement is unique to KIP’s subscription agreement and does not appear in the other purchasers’ respective subscription agreements.

WHEREAS, although Section 6(i) of the KIP Subscription Agreement states, in part, that any term of the KIP Subscription Agreement may be modified by the holders of not less than a majority of the holders of Series A Preferred Stock at the time such consent is sought, pursuant to ordinary contract law principles, the Company and KIP desire to amend Section 3(W) of the KIP Subscription Agreement to clarify the intent of the parties and provide that KIP will purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), rather than shares of Series A Preferred Stock upon the completion of a Qualifying Listing, since upon the completion of such Qualifying Listing, all outstanding shares of Series A Preferred Stock will automatically convert into shares of Common Stock.

WHEREAS, Section 6 of the KIP Voting Agreement provides for termination or partial termination of the KIP Voting Agreement “upon both parties [sic] consent or upon SEC requirement for Qualifying Listing,” and the Company and KIP desire to amend Section 6 of the KIP Voting Agreement pursuant to Section 7(c) thereof to clarify that the KIP Voting Agreement will immediately terminate upon the occurrence of a Qualifying Listing.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendment of Section 3(W) of the KIP Subscription Agreement.  Section 3(W) of the KIP Subscription Agreement is hereby amended and restated in its entirety as follows:

The Subscribers shall purchase $2,000,000 of the Shares, before Adjustments for Subdivisions, Combinations or Consolidations of Common Stock, at the per share price of $1.85 upon the earlier of the Company receiving revenues for Violet of $2,000,000 (the “Milestone”) or immediately upon a Qualifying Listing, provided that the Subscribers will have no rights to receive Warrants in connection with the purchase of such Shares.  Within fifteen (15) business days after the written notice and verifiable evidence of the completion of the Milestone is provided by the Company, the Subscribers shall remit funds to the Company for $2,000,000 of Shares.  For purpose of this section only, in the event of a Qualifying Listing, “Shares” shall mean the Common Stock of the Company.

2.                                      Amendment of Section 6 of the KIP Voting Agreement. Section 6 of the KIP Voting Agreement is hereby amended and restated in its entirety as follows:

This Agreement and the irrevocable proxies given herein shall terminate upon each parties’ consent or upon completion of a Qualifying Listing.

3.                                      Except as expressly modified by these Amendments, all terms of the KIP Subscription Agreement and the KIP Voting Agreement shall remain in full force and effect.

4.                                      These Amendments may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original and all of which together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the KIP Subscription Agreement and this Amendment No. 1 to the KIP Voting Agreement as of the date and year first written above.

COMPANY:

BIOPHARMX CORPORATION

Name:	/s/ James Pekarsky

By:	James Pekarsky

Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO BIOPHARMX CORPORATION AMENDMENT NO. 1 TO KIP SUBSCRIPTION AGREEMENT AND VOTING RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the KIP Subscription Agreement and this Amendment No. 1 to the KIP Voting Agreement as of the date and year first written above.

INVESTORS:

KOREA INVESTMENT PARTNERS OVERSEAS EXPANSION PLATFORM FUND

By:	/s/ Yer-hyun, Baek

Name:	Yer-hyun, Baek

Title:	CEO of KIP

[SIGNATURE PAGE TO BIOPHARMX CORPORATION AMENDMENT NO. 1 TO KIP SUBSCRIPTION AGREEMENT AND VOTING RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the KIP Voting Agreement as of the date and year first written above.

STOCKHOLDERS:

/s/ James Pekarsky
James Pekarsky

/s/ Anja Krammer
Anja Krammer

[SIGNATURE PAGE TO BIOPHARMX CORPORATION AMENDMENT NO. 1 TO KIP VOTING RIGHTS AGREEMENT]